Exhibit 99.1

Vivos Therapeutics Announces Receipt of Notice from Nasdaq Regarding Late Filing of Third Quarter 2022 Quarterly Report on Form 10-Q

Vivos expects to become current on its SEC filings in the coming weeks

LITTLETON, COLORADO—November 28, 2022—Vivos Therapeutics, Inc. (NASDAQ: VVOS) (“Vivos” or the “Company”) today announced that it has received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Form 10-Q”).

Such a notice is typical and normal procedure, and it has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ. The Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense due to the Company’s review of certain technical matters pertaining to the Company’s revenue recognition policies related to ASC Topic 606. As reported by the Company in its press release dated November 22, 2022, the Company has resolved any open matters on this topic, and accordingly restated its Form 10-Q for the period ended March 31, 2022 on November 25, 2022. The Company plans to file its second and third quarter Form 10-Q reports for 2022 in the coming weeks, which filings would resolve any delinquent filing concerns by Nasdaq; however assurance can be given that the Company will be able to regain compliance with the Nasdaq timely filing listing requirement.

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as mild-to-moderate obstructive sleep apnea (OSA) and snoring in adults. The Vivos Method represents the first clinically effective nonsurgical, noninvasive, nonpharmaceutical and cost-effective solution. It has proven effective in approximately 28,000 patients treated worldwide by more than 1,600 trained dentists.

The Vivos Method includes the Vivos Complete Airway Repositioning and/or Expansion (CARE) appliance therapy and associated protocols that alter the size, shape and position of the tissues that comprise a patient’s upper airway and/or palate. The Vivos Method opens airway space and may significantly reduce symptoms and conditions associated with mild-to-moderate OSA, such as lowering Apnea Hypopnea Index scores. Vivos also markets and distributes SleepImage diagnostic technology under its VivoScore program for home sleep testing in adults and children. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using The Vivos Method.

For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “aim,” “expect,” “may,” “could,” “should”, “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “anticipates,” “hopeful,” “estimate” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results (including, without limitation, the timing for the filing of, and results of Company operations contained within, the Company’s Form 10-Qs for the quarters ended June 30, 2022 and September 30, 2022) may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties relating to the application of ASC 606 to the Company’s business, the nature and timing of the Company’s consultation with its independent auditors and consultants and other risk factors relating to the Company and its business described in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Vivos Investor Relations Contact:

Julie Gannon
Investor Relations Officer
720-442-8113
jgannon@vivoslife.com

Media Relations Contact

Amy Cook
Public Relations Officer
949-813-0182
acook@vivoslife.com